Exhibit 10.1

Brian Conn

Dear Brian,

This letter agreement (this "Agreement") sets forth the terms and conditions whereby you agree to provide certain services to Ra Medical Systems, Inc., a Delaware Corporation (the "Company").

1.SERVICES.

1.1The Company hereby engages you, and you hereby accept such engagement, as an independent contractor to provide certain services to the Company on the terms and conditions set forth in this Agreement.

1.2You shall provide independent/professional consulting services on finance and accounting matters. as requested by the Company (the “Services”).  You will report to Will McGuire.

2.TERM. The term of this Agreement shall continue for a period of twelve (12) months from the date that both parties have signed this Agreement, unless earlier terminated (the "Term"). You or the Company may terminate this Agreement, with or without cause, effective immediately upon written notice to the other party. The parties understand and agree that the Term shall renew (the “Renewed Term”) for successive one (1) month periods on the expiration/renewal date(s) of this Agreement only if mutually agreed to in writing by both parties.

3.FEES AND EXPENSES.

3.1The Company shall pay you at the rate of $10,000 per month for the Services.  It is mutually agreed that you shall expect to work between ten and fifteen hours a week with a limit of 100 hours in any calendar month.

3.2You acknowledge that you will receive an IRS Form 1099-MISC from the Company, and that you shall be solely responsible for all federal, state, and local taxes, as set out in Section 4.2.

3.3You are solely responsible for any travel or other costs or expenses incurred by you in connection with the performance of the Services, and in no event shall the Company reimburse you for any such costs or expenses.

3.4The Company shall pay all undisputed fees within 30 calendar days after the Services are performed, prorated for any partial calendar month

4.RELATIONSHIP OF THE PARTIES.

4.1You are an independent contractor of the Company, and this Agreement shall not be construed to create any association, partnership, joint venture, employee, or agency relationship between you and the Company for any purpose. You have no authority (and shall not hold yourself out as having authority) to bind the Company and you shall not make any agreements or representations on the Company's behalf without the Company's prior written consent.

4.2Without limiting Section 4.1, you will not be eligible to participate in any vacation, group medical or life insurance, disability, profit sharing or retirement benefits, or any other fringe benefits or benefit plans offered by the Company to its employees, and the Company will not be responsible for withholding or paying any income, payroll, Social Security, or other federal, state, or local taxes, making any insurance contributions, including for unemployment or disability, or obtaining workers' compensation insurance on your behalf. You shall be responsible for, and shall indemnify the Company against, all such taxes or contributions, including penalties and interest.

4.3You shall have the sole right and responsibility to determine the manner, method, and means of performance by which the Services shall be provided under this Agreement. You are solely responsible for determining the location of where to perform Services under this Agreement, consistent with the nature of the Services to be provided.

4.4You are solely responsible for determining your own schedule, hours of work, time off, breaks, and absences, consistent with the nature of the Services being provided by you. Nothing in this Agreement shall require you to provide Services at any particular times or places.

5.INTELLECTUAL PROPERTY RIGHTS.

5.1As between the Company and yourself, you agree that all right, title, and interest in and to any and all copyrightable material, notes, records, drawings, designs, logos, inventions, improvements, developments, discoveries, ideas and trade secrets conceived, discovered, authored, invented, developed or reduced to practice by you, solely or in collaboration with others, during the period of time you are a consultant to the Company, or with the use of Company’s equipment, supplies, facilities, or Company Confidential Information, and any copyrights, patents, trade secrets, mask work rights or other intellectual property rights relating to the foregoing, except as provided in Section 5.7 below (collectively, “Inventions”), are the sole property of the Company. You also agree to promptly make full written disclosure to the Company of any Inventions, and to deliver and assign and hereby irrevocably assign fully to the Company all of your right, title and interest in and to Inventions. You agree that this assignment includes a present conveyance to the Company of ownership of Inventions that are not yet in existence. You further acknowledge that all original works of authorship that are made by you (solely or jointly with others) within the scope of and during the period of your consulting with the Company and that are protectable by copyright are “works made for hire,” as that term is defined in the United States Copyright Act. you understand and agree that the decision whether or not to commercialize or market any Inventions is within the Company’s sole discretion and for the Company’s sole benefit, and that no royalty or other consideration will be due to you as a result of the Company’s efforts to commercialize or market any such Inventions.

5.2You will inform the Company, in writing, before incorporating any inventions, discoveries, ideas, original works of authorship, developments, improvements, trade secrets and other proprietary information or intellectual property rights owned by you or in which you have an interest prior to, or separate from, your consulting with the Company, including, without limitation, any such inventions that meet the criteria set forth herein under Section 5.7 (“Prior Inventions”) into any Invention or otherwise utilizing any Prior Invention in the course of your consulting with the Company; and the Company is hereby granted a nonexclusive, royalty-free, perpetual, irrevocable, transferable worldwide license (with the right to grant and authorize sublicenses) to make, have made, use, import, offer for sale, sell, reproduce, distribute, modify, adapt, prepare derivative works of, display, perform, and otherwise exploit such incorporated or utilized Prior Inventions, without restriction, including, without limitation, as part of, or in connection with, such Invention, and to practice any method related thereto. You will not incorporate any inventions, discoveries, ideas, original works of authorship, developments, improvements, trade secrets and other proprietary information or intellectual property rights owned by any third party into any Invention without the Company’s prior written permission. You have attached hereto as Exhibit A a list describing all Prior Inventions that relate to the Company’s current or anticipated business, products, or research and development or, if no such list is attached, you represent and warrant that there are no such Prior Inventions. Furthermore, you represent and warrant that if any Prior Inventions are included on Exhibit A, they will not materially affect your ability to perform all obligations under this Agreement.

5.3Any assignment to the Company of Inventions includes all rights of attribution, paternity, integrity, modification, disclosure and withdrawal, and any other rights throughout the world that may be known as or referred to as “moral rights,” “artist’s rights,” “droit moral,” or the like (collectively, “Moral Rights”). To the extent that Moral Rights cannot be assigned under applicable law, you hereby waive and agree not to enforce any and all Moral Rights, including, without limitation, any limitation on subsequent modification, to the extent permitted under applicable law.

5.4You agree to keep and maintain adequate, current, accurate, and authentic written records of all Inventions made by you (solely or jointly with others) during the Term. The records will be in the form of notes, sketches, drawings, electronic files, reports, or any other format that may be specified by the Company. As between the Company and you, the records are and will be available to and remain the sole property of the Company at all times.

5.5You agree to assist the Company, or its designee, at the Company’s expense, in every proper way to secure the Company’s rights in the Inventions in any and all countries, including the disclosure to the Company of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments, and all other instruments that the Company shall deem proper or necessary in order to apply for, register, obtain, maintain, defend, and enforce such rights, and in order to deliver, assign and convey to the Company, its successors, assigns, and nominees the sole and exclusive rights, title, and interest in and to all Inventions, and testifying in a suit or other proceeding relating to such Inventions. You further agree that your obligations under this Section 5.5 shall continue after the termination of this Agreement.

5.6You agree that, if the Company is unable because of your unavailability, mental or physical incapacity, or for any other reason to secure your signature with respect to any Inventions, including, without limitation, for the purpose of applying for or pursuing any application for any United States or foreign patents or mask work or copyright registrations covering the Inventions assigned to the Company in Section 5.1, then you hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as your agent and attorney-in-fact, to act for and on your behalf to execute and file any papers and oaths, and to do all other lawfully permitted acts with respect to such Inventions to further the prosecution and issuance of patents, copyright and mask work registrations with the same legal force and effect as if executed by you. This power of attorney shall be deemed coupled with an interest, and shall be irrevocable.

5.7YOU UNDERSTAND THAT THE PROVISIONS OF THIS AGREEMENT REQUIRING ASSIGNMENT OF INVENTIONS (AS DEFINED UNDER SECTION 5.1 ABOVE) TO THE COMPANY DO NOT APPLY TO ANY INVENTION THAT YOU DEVELOP ENTIRELY ON YOUR OWN TIME WITHOUT USING THE COMPANY’S EQUIPMENT, SUPPLIES, FACILITIES, OR TRADE SECRET INFORMATION (AN “OTHER INVENTION”), EXCEPT FOR THOSE OTHER INVENTIONS THAT EITHER (I) DIRECTLY RELATE AT THE TIME OF CONCEPTION OR REDUCTION TO PRACTICE OF SUCH OTHER INVENTION TO THE COMPANY’S BUSINESS, OR ACTUAL OR DEMONSTRABLY ANTICIPATED RESEARCH OR DEVELOPMENT OF THE COMPANY OR (II) RESULT FROM ANY WORK THAT YOU PERFORM FOR THE COMPANY. YOU WILL ADVISE THE COMPANY PROMPTLY IN WRITING OF ANY INVENTIONS THAT YOU BELIEVE CONSTITUTES AN OTHER INVENTION AND IS NOT OTHERWISE DISCLOSED ON EXHIBIT A TO PERMIT A DETERMINATION OF OWNERSHIP BY THE COMPANY. ANY SUCH DISCLOSURE WILL BE RECEIVED IN CONFIDENCE. YOU AGREE THAT YOU WILL NOT INCORPORATE, OR PERMIT TO BE INCORPORATED, ANY OTHER INVENTION OWNED BY YOU OR IN WHICH YOU HAVE AN INTEREST INTO A COMPANY PRODUCT, PROCESS OR SERVICE WITHOUT THE COMPANY’S PRIOR WRITTEN CONSENT. NOTWITHSTANDING THE FOREGOING SENTENCE, IF, IN THE COURSE OF YOUR CONSULTING WITH THE COMPANY, YOU INCORPORATE INTO A COMPANY PRODUCT, PROCESS OR SERVICE AN OTHER INVENTION OWNED BY YOU OR IN WHICH YOU HAVE AN INTEREST, YOU HEREBY GRANT TO THE COMPANY A NONEXCLUSIVE, ROYALTY-FREE, FULLY PAID-UP, IRREVOCABLE, PERPETUAL, TRANSFERABLE, SUBLICENSABLE, WORLDWIDE LICENSE TO REPRODUCE, MAKE DERIVATIVE WORKS OF, DISTRIBUTE, PERFORM, DISPLAY, IMPORT, MAKE, HAVE MADE, MODIFY, USE, SELL, OFFER TO SELL, AND EXPLOIT IN ANY OTHER WAY SUCH OTHER INVENTION AS

PART OF OR IN CONNECTION WITH SUCH PRODUCT, PROCESS OR SERVICE, AND TO PRACTICE ANY METHOD RELATED THERETO.

6.CONFIDENTIALITY.

6.1“Confidential Information” means any non-public information that relates to the actual or anticipated business or research and development of the Company, technical data, trade secrets or know-how, including, but not limited to, research, product plans or other information regarding Company’s products or services and markets therefor, customer lists and customers (including, but not limited to, customers of the Company with whom you called or with whom you became acquainted during the Term), software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, finances or other business information.  Confidential Information does not include information that (i) is known to you at the time of disclosure to you by the Company as evidenced by your contemporaneous written records, (ii) has become publicly known and made generally available through no wrongful act of your or (iii) has been rightfully received by you from a third party who is authorized to make such disclosure.

6.2You will not, during or subsequent to the Term, (i) use the Confidential Information for any purpose whatsoever other than the performance of the Services on behalf of the Company or (ii) disclose the Confidential Information to any third party.  You agree that all Confidential Information will remain the sole property of the Company.  You also agree to take all reasonable precautions to prevent any unauthorized disclosure of such Confidential Information.  Without the Company’s prior written approval, you will not directly or indirectly disclose to anyone the existence of this Agreement or the fact that you have this arrangement with the Company.

6.3Nothing herein shall be construed to prevent disclosure of Confidential Information as may be required by applicable law or regulation, or pursuant to the valid order of a court of competent jurisdiction or an authorized government agency, provided that the disclosure does not exceed the extent of disclosure required by such law, regulation, or order. You agree to provide written notice of any such order to an authorized officer of the Company within fifteen (15) days of receiving such order, but in any event sufficiently in advance of making any disclosure to permit the Company to contest the order or seek confidentiality protections, as determined in the Company's sole discretion.

7.REPRESENTATIONS AND WARRANTIES.

7.1You represent and warrant to the Company that:

(a)you have the right to enter into this Agreement, to grant the rights granted herein and to perform fully all of your obligations in this Agreement;

(b)your entering into this Agreement with the Company and your performance of the Services do not and will not conflict with or result in any breach or default under any other agreement to which you are subject; and

(c)you shall perform the Services in compliance with all applicable federal, state, and local laws and regulations.

7.2The Company hereby represents and warrants to you that:

(a)it has the full right, power, and authority to enter into this Agreement and to perform its obligations hereunder; and

(b)the execution of this Agreement by its representative whose signature is set forth at the end hereof has been duly authorized by all necessary corporate action.

8.INDEMNIFICATION.

8.1You shall defend, indemnify, and hold harmless the Company and its affiliates and their officers, directors, employees, agents, successors, and assigns from and against all losses, damages, liabilities, deficiencies, actions, judgments, interest, awards, penalties, fines, costs, or expenses of whatever kind (including reasonable attorneys' fees) arising out of or resulting from your breach of any representation, warranty, or obligation under this Agreement.

8.2The Company may satisfy such indemnity (in whole or in part) by way of deduction from any payment due to you.

9.ARBITRATION.  If a controversy or dispute arises between the parties relating to the interpretation or performances of this Agreement, the grounds for the termination thereof or any other dispute between the parties, representatives of the parties with decision-making authority shall meet to attempt in good faith to negotiate a resolution of the dispute prior to pursuing other available remedies.  If within sixty (60) days after such meeting the parties have not succeeded in negotiating a resolution of the dispute, such dispute shall be submitted to final and binding arbitration conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association (“AAA”) by one (1) arbitrator in San Diego county, California.  Such arbitrator shall be selected by the mutual agreement of the parties or, failing such agreement, shall be selected according to the AAA rules.  The arbitrator will be instructed to prepare and deliver a written, reasoned opinion stating his decision within thirty (30) days of the completion of the arbitration.  The parties shall bear the costs of arbitration equally and shall bear their own expenses, including professional fees.  The decision of the arbitrator shall be final and non-appealable and may be enforced in any court of competent jurisdiction.  The parties agree to abide by all decisions and awards rendered in such proceedings.  All such controversies, claims or disputes shall be settled in this manner in lieu of any action at law or equity.  The arbitrator shall be required to follow applicable law.

10.NON-EXCLUSIVE SERVICES. Your services to the Company are not exclusive, and you shall have the right to provide services to other recipients besides the Company, including the Company’s competitors, if you so desire.

11.ASSIGNMENT. You shall not assign any rights, or delegate or subcontract any obligations, under this Agreement without the Company's prior written consent. Any assignment in violation of the foregoing shall be deemed null and void. The Company may freely assign its rights and obligations under this Agreement at any time. Subject to the limits on assignment stated above, this Agreement will inure to the benefit of, be binding on, and be enforceable against each of the parties hereto and their respective successors and assigns.

12.MISCELLANEOUS.

12.1All notices, requests, consents, claims, demands, waivers, and other communications hereunder (each, a "Notice") shall be in writing and addressed to the parties at the addresses set forth on the first page of this Agreement (or to such other address that may be designated by the receiving party from time to time in accordance with this Section). All Notices shall be delivered by personal delivery, nationally recognized overnight courier (with all fees prepaid), facsimile or email (with confirmation of transmission), or certified or registered mail (in each case, return receipt requested, postage prepaid). Except as otherwise provided in this Agreement, a Notice is effective only if (a) the receiving party has received the Notice and (b) the party giving the Notice has complied with the requirements of this Section.

12.2This Agreement, together with any other documents incorporated herein by reference and related exhibits and schedules, constitutes the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings, agreements, representations, and warranties, both written and oral, with respect to such subject matter.

12.3This Agreement may only be amended, modified, or supplemented by an agreement in writing signed by each party hereto, and any of the terms thereof may be waived, only by a written document signed by each party to this Agreement or, in the case of waiver, by the party or parties waiving compliance.

12.4This Agreement shall be governed by the laws of California without giving regard to any otherwise governing principle of conflicts of law.  To the extent that any lawsuit is permitted under this Agreement, the parties hereto consent to personal and exclusive jurisdiction and venue in San Diego County, CA.

12.5If any term or provision of this Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

12.6This Agreement may be executed in multiple counterparts and by facsimile signature, each of which shall be deemed an original and all of which together shall constitute one instrument.

If this letter accurately sets forth our understanding, kindly execute the enclosed copy of this letter and return it to the undersigned.

Very truly yours,
Ra Medical Systems, Inc.

BY:	/s/ Will McGuire
Name:	Will McGuire
Title:	C.E.O.

ACCEPTED AND AGREED:
Brian Conn

BY:	/s/ Brian Conn
Name:	Brian Conn

Date:	5/25/2022

Federal Tax Id. No./Social Security No.:

EXHIBIT A

LIST OF PRIOR INVENTIONS

AND ORIGINAL WORKS OF AUTHORSHIP

Title	Date	Identifying Number or Brief Description
Directional delivery of energy and bioactives	5/13/2009	EP2429641B1

Selective drug delivery in a lumen	11/14/2008	US8396548B2

___ No inventions or improvements

___ Additional Sheets Attached

Date:	5/27/22	/s/ Brian Conn
Signature
Brian Conn